Exhibit 99.1

November 7, 2018

EVO Reports Third Quarter 2018 Results

ATLANTA – EVO Payments, Inc. (NASDAQ: EVOP) (“EVO” or the “Company”) today announced its third quarter financial results. For the third quarter ended September 30, 2018, revenue increased 9% to $144.8 million, compared to $132.6 million in the prior year. On a currency-neutral basis, revenue increased 11% over the prior year. On a GAAP basis for the third quarter, net loss attributable to EVO Payments, Inc. was $27.4 million or $1.51 per diluted share.  Adjusted EBITDA defined as earnings before interest, taxes, depreciation, amortization, and the impact of share-based compensation, transition, acquisition-related and integration costs, increased 10% to $38.4 million for the quarter, compared to $35.1 million in the prior year. On a currency-neutral basis, adjusted EBITDA grew 13% over the prior year.

For the nine months ended September 30, 2018, revenue increased 13% to $413.9 million, compared to $366.2 million in the prior year period. On a currency-neutral basis, revenue increased 10% over the prior year. On a GAAP basis for the year-to-date period, net loss attributable to EVO Payments, Inc. was $10.7 million or $0.60 per diluted share, representing net loss from the initial public offering date forward.  Adjusted EBITDA increased 14% to $104.1 million for the nine months ended September 30, 2018, compared to $91.4 million in the prior year. On a currency-neutral basis, adjusted EBITDA grew 11% for the year-to-date period compared with the same period in the prior year (See Schedule 1 for the Condensed Consolidated Statements of Operations and Schedule 4 for the Reconciliation of GAAP to Non-GAAP measures).

“We are very pleased with our third quarter performance,” said James G. Kelly, Chief Executive Officer of EVO. “Once again, we produced solid growth in both Europe and North America. This was the result of our two-pronged strategy of first, building long-term distribution through alliances with leading financial institutions, ISVs, B2B relationships, and eCommerce partners and second, developing leading products and services to meet our customer needs. This strategy is further strengthened by our focus on our operating leverage and efficiencies.  Since our last earnings release, we have announced a new, 10-year, exclusive partnership with EuroBic in Portugal, expanding our reach into a new market within our European segment.  We also acquired ClearONE out of Europe and Galaxy Pay in the U.S., both of which enhance our tech-enabled offering, and completed two operating and processing integrations. These achievements were all in line with our expectations.”

Outlook

For the full year 2018, we have updated guidance based on recent trends, completed acquisitions, and changes in FX. The Company now expects revenue to range from $561 million to $567 million, reflecting growth of 11% to 12% over 2017 reported results and 10% to 11% over currency-neutral 2017 results. Adjusted EBITDA is now expected to be in a range of $143 million and $146 million, reflecting growth of 12% to 14% over 2017 adjusted EBITDA and 11% to 13% over currency-neutral 2017 adjusted EBITDA.  Adjusted EBITDA margin is now expected to range from 25.5% to 25.7%, reflecting growth of 25 to 45 basis points over 2017 currency-neutral results. Excluding the costs related to our investments in Europe, year-over-year margins would have increased by 95 to 115 basis points. Net loss attributable to EVO per share is now expected to be in a range of ($0.59) to ($0.53), and pro forma adjusted net income is expected to range from $0.47 to $0.52 per adjusted diluted share.

Conference call

EVO’s management will host a conference call for investors at 8:00 a.m. Eastern Time on Wednesday, November 7 2018 to discuss the results. Participants may access the conference call via the investor relations section of the company’s website at www.evopayments.com,  or participants may also dial (877) 356-5729 inside the U.S. and Canada and (629) 228-0718 outside the U.S. and Canada to listen.  The conference ID number is 3158977. A recording of the call will be archived on the company's investor relations website following the live call.

Forward-looking statements

This announcement and the Company’s discussion today both include forward-looking statements. Forward-looking statements are subject to risks and uncertainty.  They are not guarantees of future performance, and the Company’s actual results could differ materially from the expectations expressed or implied in any forward-looking statements. You should not put undue reliance upon them.  Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecast,” “outlook,” “target,” “should,” “could,” “would,” “will” and comparable words are a common way to identify forward-looking statements. Examples of forward-looking statements contained in this release include statements about the Company’s full year 2018 outlook.

Factors that could contribute to differences between the Company’s actual results and the expectations expressed or implied in any forward-looking statements include the following: changing industry trends and changing needs and preferences of our customers and consumers; the impact of substantial and increasingly intense competition; changes in the competitive landscape, including disintermediation from other participants in the payments chain; the impact of global economic, political and other conditions on trends in consumer, business and government spending; compliance with governmental regulations and other legal obligations, particularly related to privacy, data protection and information security, and consumer protection laws; the ability to protect the Company’s systems and data from continually evolving cybersecurity risks or other technological risks; failures in the Company’s processing systems, software defects, computer viruses and development delays; degradation of the quality of the products and services the Company offers; the Company’s ability to successfully complete, integrate and realize the expected benefits of any acquisitions it pursues or has completed; continued consolidation in the banking and payment services industries; increased customer, referral partner or sales partner attrition; the incurrence of chargeback liability; fraud by merchants or others; service failures by third-party vendors providing products and services to the Company; failure to maintain merchant relationships and alliances; ineffective risk management policies and procedures; reputational harm to the Company or its partners; the Company’s ability to recruit, retain and develop qualified personnel; geopolitical and other risks associated with operations outside of the United States; decline in the use of cards as a payment mechanism for consumers or adverse developments with respect to the card industry in general; increases in card network fees; failure to comply with the applicable requirements of card networks; changes in foreign currency exchange rates; inability to raise additional capital to fund the Company’s operations on acceptable terms or at all; failure to protect the Company’s intellectual property rights and defend against potential patent claims; failure to comply with, or changes in, laws, regulations and enforcement activities; future impairment charges; the impact of the Company’s organizational structure; the significant influence of certain of the Company’s stockholders over Company decisions; and the other risks and factors, including the risks listed under “Item 1A. Risk factors,” contained in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2018.

Non-GAAP financial measures

EVO Payments, Inc. has supplemented revenue, net income/(loss) and earnings per share information determined in accordance with GAAP by providing these and other measures on an adjusted basis in this release to assist with evaluating performance.   Such financial measures should not be considered as an alternative to GAAP revenue or net income/(loss), and such measures may not be comparable to those reported by other companies.  Management uses these adjusted financial performance measures for financial and operational decision making and as a means to evaluate period-to-period comparisons.  Management also uses these non-GAAP financial measures, together with other metrics, to set goals for and measure the performance of the business and to determine incentive compensation.  The Company believes that these adjusted measures provide useful information to investors about operating results and enhance the overall understanding of financial performance of the Company’s core business by presenting the Company’s results without giving effect to equity-based compensation, giving pro forma effect to the Company’s going forward effective tax rate following its Up-C reorganization, costs related to restructuring transactions, acquisition costs and other transitionary costs.  This release also contains information on various financial measures presented on a currency-neutral basis.  The Company believes these currency-neutral measures provide useful information to investors about the Company’s performance without taking into account fluctuations caused by currency exchange rates in the non-U.S. jurisdictions where the Company operates. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the schedules to this release.

About EVO Payments, Inc.

EVO Payments, Inc. (NASDAQ: EVOP) is a leading payment technology and services provider.  EVO offers an array of innovative, reliable, and secure payment solutions to merchants ranging from small and mid-size enterprises to multinational companies and organizations across North America and Europe.  As a fully integrated merchant acquirer and payment processor in over 50 markets and 150 currencies worldwide, EVO provides competitive solutions that promote business growth, increase customer loyalty, and enhance data security in the international markets it serves.

EVO Payments, Inc.

Contact:

Sarah Jane Schneider

Investor Relations & Corporate Communications Manager

770-709-7365

investor.relations@evopayments.com

EVO PAYMENTS, INC. AND SUBSIDIARIES

Schedule 1 – Condensed Consolidated Statements of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% change	2018	2017	% change

Revenue	$144,758	$132,646	9%	$413,931	$366,165	13%
Operating expenses:
Cost of services and products, exclusive of depreciation and amortization shown separately below	46,949	43,487	8%	141,826	119,310	19%
Selling, general and administrative	67,802	58,333	16%	242,982	162,870	49%
Depreciation and amortization	20,488	19,806	3%	61,308	55,479	11%
Total operating expenses	135,239	121,626	11%	446,116	337,659	32%
Income (loss) from operations	9,519	11,020	(14%)	(32,185)	28,506	(213%)
Other (expense) income:
Interest income	507	313	62%	1,622	951	71%
Interest expense	(10,583)	(15,939)	(34%)	(47,453)	(46,516)	2%
(Loss) income from investment in unconsolidated investees	(36)	(22)	64%	725	736	(1%)
Gain on acquisition of unconsolidated investee	8,659	—		8,659	—
Other income (expense), net	211	(89)	(337%)	(2,963)	(263)	1027%
Total other expense	(1,242)	(15,737)	(92%)	(39,410)	(45,092)	(13%)
Income (loss) before income taxes	8,277	(4,717)	(275%)	(71,595)	(16,586)	332%
Income tax expense	(32,155)	(5,377)	498%	(7,974)	(14,734)	(46%)
Net loss	(23,878)	(10,094)	137%	(79,569)	(31,320)	154%
Less: Net income attributable to non-controlling interests in consolidating entities	(2,433)	(2,165)	12%	(4,434)	(5,019)	(12%)
Net loss attributable to EVO Investco, LLC		$(12,259)			$(36,339)
Less: Net (loss) income attributable to non-controlling interests of EVO Investco, LLC	(1,078)			73,328
Net loss attributable to EVO Payments, Inc.	$(27,389)			$(10,675)

Earnings per share
Basic	$(1.51)			$(0.60)
Diluted	$(1.51)			$(0.60)
Weighted average Class A common stock outstanding
Basic	18,163,344			17,901,484
Diluted	18,163,344			17,901,484

EVO PAYMENTS, INC. AND SUBSIDIARIES

Schedule 2 – Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except share and interest data)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$235,484	$205,142
Accounts receivable, net	10,277	15,881
Other receivables	53,083	55,345
Due from related parties	2,331	2,625
Inventory	7,571	11,210
Settlement processing assets	504,029	439,269
Other current assets	13,126	20,941
Total current assets	825,901	750,413
Equipment and improvements, net	101,931	96,587
Goodwill	342,095	311,678
Intangible assets, net	331,122	313,483
Investment in unconsolidated investees	1,372	1,379
Due from related parties	923	109
Deferred tax asset	63,786	9,057
Other assets	24,939	25,592
Total assets	$1,692,069	$1,508,298

Liabilities and Shareholders'/Members’ Equity (Deficit)
Current liabilities:
Settlement lines of credit	$35,131	$28,563
Current portion of long-term debt	7,416	75,008
Accounts payable	46,196	61,149
Accrued expenses	130,610	94,235
Settlement processing obligations	559,302	484,518
Due to related parties	4,597	7,847
Total current liabilities	783,252	751,320
Long-term debt, net of current portion	674,544	760,946
Due to related parties	385	675
Deferred tax liability	11,494	11,011
Tax receivable agreement obligations	42,393	—
ISO reserves	2,652	2,611
Total liabilities	1,514,720	1,526,563
Commitments and contingencies
Redeemable non-controlling interests	969,276	148,266
Shareholders'/members' equity (deficit):
EVO Investco, LLC Units, Outstanding - 0 and 12,371 units at September 30, 2018 and December 31, 2017, respectively.	—	135,166
Class A common stock (par value, $0.001 per share), Authorized - 200,000,000 and 0 shares, Issued and Outstanding - 25,370,797 and 0 shares at September 30, 2018 and December 31, 2017, respectively.	3	—
Class B common stock (par value, $0.001 per share), Authorized - 40,000,000 and 0 shares, Issued and Outstanding - 35,913,538 and 0 shares at September 30, 2018 and December 31, 2017, respectively.	4	—
Class C common stock (par value, $0.001 per share), Authorized - 4,000,000 and 0 shares, Issued and Outstanding - 2,560,955 and 0 shares at September 30, 2018 and December 31, 2017, respectively.	—	—
Class D common stock (par value, $0.001 per share), Authorized - 32,000,000 and 0 shares, Issued and Outstanding - 17,282,930 and 0 shares at September 30, 2018 and December 31, 2017, respectively.	1	—
Additional paid-in capital	175,843	—
Accumulated deficit attributable to Class A common stock	(131,058)	—
Accumulated deficit attributable to members of EVO Investco, LLC	—	(237,330)
Accumulated other comprehensive loss	319	(67,679)
Total shareholders'/members' equity (deficit):	45,112	(169,843)
Nonredeemable non-controlling interests	(837,039)	3,312
Total deficit	(791,927)	(166,531)
Total liabilities and deficit	$1,692,069	$1,508,298

EVO PAYMENTS, INC. AND SUBSIDIARIES

Schedule 3 – Condensed Consolidated Statement of Cash Flows (unaudited)

(in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flow from operating activities:
Net loss	$(79,569)	$(31,320)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	61,308	55,479
Loss on sale of investments	—	1,308
Amortization of deferred financing costs	7,856	2,394
Loss on extinguishment of debt	2,055	—
Share-based compensation expense	53,893	—
Loss on disposal of equipment and improvements	955	—
Undistributed earnings (loss) from unconsolidated investees	61	(67)
Gain on acquisition of unconsolidated investee	(8,659)	—
Accrued interest expense	(106)	915
Accrued interest income	(78)	(17)
Deferred rent	(359)	(36)
Deferred taxes	504	8,121
Loss on payment of contingent consideration	105	—
Reserve on uncollectible notes receivable	28	(19)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	5,822	(8,155)
Other receivables	3,993	1,044
Inventory	3,555	(924)
Other current assets	(5,165)	(5,293)
Other assets	53	4,847
Related parties	(3,001)	(14,499)
Accounts payable	(16,744)	(261)
Accrued expenses	28,900	11,970
Settlement processing funds, net	10,899	(22,304)
ISO reserves	42	(260)
Net cash provided by operating activities	66,348	2,923
Cash flow from investing activities:
Restricted cash	—	125,000
Acquisition of a business, net of cash acquired	(48,547)	(124,964)
Purchase of equipment and improvements	(38,963)	(24,389)
Acquisition of intangible assets	(19,893)	(14,472)
Net proceeds from sale of investments	-	205
Issuance of notes receivable	(20)	(7)
Collections of notes receivable	91	968
Net cash used in investing activities	(107,332)	(37,659)
Cash flow from financing activities:
Proceeds from long-term debt	655,732	627,570
Repayments of long-term debt	(743,342)	(645,478)
Deferred financing costs paid	(3,899)	(19)
Contingent consideration paid	(1,621)	—
Consideration paid for additional shares in a consolidated subsidiary	—	(3,962)
Deferred cash consideration paid	(65,000)	—
Acquisition of additional non-controlling interest	(16,916)	—
IPO proceeds, net of underwriter fees	231,500	—
Secondary offering proceeds, net	24,967	—
Contributions by members	—	71,250
Distribution to members	—	(1,708)
Distribution to non-controlling interests holders	(6,136)	(2,291)
Net cash provided by financing activities	75,285	45,362
Effect of exchange rate changes on cash and cash equivalents	(3,959)	13,460
Net increase in cash and cash equivalents	30,342	24,086
Cash and cash equivalents, beginning of year	205,142	203,324
Cash and cash equivalents, end of period	$235,484	$227,410

EVO PAYMENTS, INC. AND SUBSIDIARIES

Schedule 4 – Reconciliation of GAAP to Non-GAAP Measures (unaudited)

(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% change	2018	2017	% change

Revenue	$144,758	$132,646	9.1%	$413,931	$366,165	13.0%
Currency impact[1]	-	(2,463)	N/A	-	9,567	N/A
Currency-neutral revenue	144,758	130,183	11.2%	413,931	375,732	10.2%

Net loss	(23,878)	(10,094)	136.6%	(79,569)	(31,320)	154.1%
Net loss attributable to non-controlling interests in consolidated entities	(2,433)	(2,165)	12.4%	(4,434)	(5,019)	(11.7%)
Income tax expense	32,155	5,377	498.0%	7,974	14,734	(45.9%)
Interest expense, net	10,076	15,626	(35.5%)	45,831	45,565	0.6%
Depreciation and amortization	20,488	19,806	3.4%	61,308	55,479	10.5%
Share-based compensation expense[2]	2,022	-	N/A	53,285	-	N/A
Transition, acquisition and integration costs[3]	(11)	6,510	(100.2%)	19,662	12,010	63.7%
Adjusted EBITDA	38,419	35,060	9.6%	104,057	91,449	13.8%
Currency impact[1]	-	(1,054)	N/A	-	2,387	N/A
Currency-neutral adjusted EBITDA	$38,419	$34,006	13.0%	$104,057	$93,836	10.9%

1 Represents the impact of currency shifts by adjusting prior year results to current period average fx rates for the currencies in which EVO conducts operations.

2 Represents $1.7 million of share-based compensation costs, plus a $0.3 million payroll tax expense for the three months ended September 30, 2018, and $53.9 million in share-based compensation costs for the nine months ended September 30, 2018, largely related to vesting upon completion of the IPO, plus a $0.3 million payroll tax expense, less a $0.9 million non-controlling interest component.

3 For the three months ended September 30, 2018, earnings adjustments include $3.9 million of employee termination benefits,  and $4.7 million of acquisition related and integration costs. These items were offset by an adjustment of an $8.7 million gain related to the fair value mark-up on the acquisition of a previously minority owned subsidiary.

   For the three months ended September 30, 2017, earnings adjustments include $1.1 million of employee termination benefits and $5.4 million of transaction and acquisition related costs.

  For the nine months ended September 30, 2018, earnings adjustments include $6.3 million of employee termination benefits,  $4.0 million of a strategic advisory fee, $18.0 million of acquisition related and integration costs and the adjustment of the $8.7 million gain related to the fair value mark-up on the acquisition of a previously minority owned subsidiary.

  For the nine months ended September 30, 2017, earnings adjustments include $4.1 million of employee termination benefits and $7.9 million of transaction and acquisition related costs.

Adjusted EBITDA is a supplemental measure of the Company’s performance that is not required by, or presented in accordance with, GAAP.  Adjusted EBITDA is not a term defined under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

Adjusted EBITDA is included in this release because it is a key metric used by the Company’s management and board of directors to assess the Company’s financial performance. The presentation of adjusted EBITDA is intended to provide additional information to investors about the Company’s results of operations that management utilizes on an ongoing basis to assess the Company’s core operating performance.  Adjusted EBITDA is also frequently used by analysts, investors and other interested parties to evaluate companies in the industry.

Adjusted EBITDA is defined as income before provision for income taxes, net interest expense, and depreciation and amortization, excluding the additional items described in the reconciliation above. Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. The calculation of adjusted EBITDA has limitations as an analytical tool, including: (a) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments; (b) it does not reflect changes in, or cash requirements for, the Company’s working capital needs; (c) it does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness; (d) it does not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes; and (e) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements.

EVO PAYMENTS, INC. AND SUBSIDIARIES

Schedule 5 – Segment Information (unaudited)

(in thousands, except transactions in millions)

	Three Months Ended September 30,
	2018	Adjustments[1]	2018 Adjusted	2017	Adjustments[2]	2017 Adjusted	% change
Transactions:
North America	244.4			232.6			5%
Europe	560.6			460.2			22%
Total	805.1			692.8			16%

Segment revenue:
North America	$79,487	$-	$79,487	$75,042	$-	$75,042	6%
Europe	65,271	-	65,271	57,604	-	57,604	13%
Total	144,758	-	144,758	132,646	-	132,646	9%

Segment profit:
North America	30,962	(5,803)	25,159	21,372	2,162	23,534	7%
Europe	15,985	2,880	18,865	16,101	687	16,788	12%
Corporate and other	(8,518)	2,913	(5,605)	(8,923)	3,661	(5,262)	7%
Total	$38,429	$(10)	$38,419	$28,550	$6,510	$35,060	10%

1 For the three months ended September 30, 2018, North America segment earnings adjustments includes  $1.5 million of employee termination benefits, $1.4 million of acquisition related costs, and an $8.7 million gain from the fair value mark-up on the acquisition of a previously minority owned subsidiary.

  Europe segment profit adjustment includes $2.5 million of employee termination benefits and $0.4 million of integration costs.

   Corporate adjustments includes $2.9 million of acquisition and integration charges.

2 For the three months ended September 30, 2017, North America segment profit adjustment includes $0.6 million of employee termination benefits, and $1.6 million of transaction and acquisition related costs.

 Europe segment profit adjustment includes $0.7 million of transaction and acquisition related costs.

 Corporate and other adjustments include $0.5 million of employee termination benefits and $3.1 million of transaction and acquisition related costs.

 Segment profit excludes share-based compensation.

	Nine Months Ended September 30,
	2018	Adjustments[1]	2018 Adjusted	2017	Adjustments[2]	2017 Adjusted	% change
Transactions:
North America	708.6			677.6			5%
Europe	1,565.9			1,262.4			24%
Total	2,274.5			1,940.0			17%

Segment revenue:
North America	$232,687	$-	$232,687	$216,956	$-	$216,956	7%
Europe	181,244	-	181,244	149,209	-	149,209	21%
Total	413,931	-	413,931	366,165	-	366,165	13%

Segment profit:
North America	73,616	(74)	73,542	57,009	4,925	61,934	19%
Europe	42,657	3,100	45,757	41,495	876	42,371	8%
Corporate and other	(31,879)	16,637	(15,242)	(19,065)	6,209	(12,856)	19%
Total	$84,394	$19,663	$104,057	$79,439	$12,010	$91,449	14%

1 For the nine months ended September 30, 2018, North America segment earnings adjustments includes  $3.8 million of employee termination benefits, $4.7 million of acquisition and integration related costs, and an $8.7 million gain from the fair value mark-up on the acquisition of a previously minority owned subsidiary.

 Europe segment profit adjustment includes $2.5 million of employee termination benefits and $0.6 million of acquisition and integration costs.

 Corporate adjustments includes $16.6 million of acquisition and integration charges.

2 For the nine months ended September 30, 2017, North America segment profit adjustment includes $3.3 million of employee termination benefits, and $1.6 million of transaction and acquisition related costs.

 Europe segment profit adjustment includes $0.7 million of transaction and acquisition related costs.

 Corporate and other adjustments include $0.5 million of employee termination benefits and $5.7 million of transaction and acquisition related costs.

 Segment profit excludes share-based compensation.

EVO PAYMENTS, INC. AND SUBSIDIARIES

Schedule 6 – Pro Forma Adjusted Net Income (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% change	2018		2017	% change

Net loss	$(23,878)	$(10,094)	136.6%		$(79,569)	$(31,320)	154.1%
Net loss attributable to non-controlling interests	(2,433)	(2,165)	12.4%		(4,434)	(5,019)	(11.7%)
Non-GAAP adjustments:
Income tax expense	32,155	5,377	498.0%		7,974	14,734	(45.9%)
Share-based compensation expense[1]	2,022	-	N/A		53,285	-	N/A
Transition, acquisition and integration costs[2]	(11)	6,510	(100.2%)		26,910	12,010	124.1%
Acquisition intangible amortization[3]	10,623	11,507	(7.7%)		32,213	32,286	(0.2%)
Non-GAAP adjusted income before taxes	18,478	11,135	65.9%		36,379	22,691	60.3%
Income taxes at pro forma tax rate	(4,311)	(3,975)	8.4%		(8,487)	(8,101)	4.8%
Pro forma adjusted net income	$14,167	$7,160	97.9%		$27,891	$14,590	91.2%

Pro forma adjusted net income per share[5]	$0.17	N/A		$	$ 0.34	N/A

1 Represents $1.7 million of share-based compensation costs incurred with the completion of the initial public offering, plus a $0.3 million payroll tax expense for the three months ended September 30, 2018, and $53.9 million share-based compensation costs for the nine months ended September 30, 2018, plus a $0.3 million payroll tax expense, less a $0.9 million on non-controlling interest component.

2 For the three months ended September 30, 2018, earnings adjustments include $3.9 million of employee termination benefits,  $4.7 million of acquisition related and integration costs, and an $8.7 million adjustment of a fair value mark-up on the acquisition of a previously minority owned subsidiary.

   For the three months ended September 30, 2017, earnings adjustments include $1.1 million of employee termination benefits and $5.4 million of transaction and acquisition related costs.

  For the nine months ended September 30, 2018, earnings adjustments include $6.3 million of employee termination benefits,  $4.0 million of a strategic advisory fee, $7.2 million of debt extinguishment costs, $18.0 million of acquisition related and integration costs and an $8.7 adjustment of a fair value mark-up on the acquisition of a previously minority owned subsidiary.

  For the nine months ended September 30, 2017, earnings adjustments include $4.1 million of employee termination benefits and $7.9 million of transaction and acquisition related costs.

3 Represents amortization of intangible assets acquired through business combinations and other merchant portfolio and related asset acquisitions.

4 Pro forma corporate income tax expense calculated using 23.3% and 35.7% for 2018 and 2017, respectively, based on blended federal and state tax rates and utilizing the Tax Reform Act for 2018 federal rates.

5 Uses adjusted shares outstanding including an additional 55.8 million Class B, C, D shares, unvested restricted units, and unvested options that are excluded from the GAAP diluted share count.

EVO PAYMENTS, INC. AND SUBSIDIARIES

Schedule 7 – Outlook Summary (unaudited)

(in millions, except per share)

	2018 Outlook	2017 Actual

Revenue	$561 - $567	$ 505

GAAP net loss per share attributable to EVO	($0.59) - ($0.53)	N/A
Adjustments[1]	$1.06 - $1.05	N/A
Pro forma adjusted net income per share	$0.47 - $0.52	N/A

GAAP net loss attributable to EVO and predecessor	($13) - ($11)	$ (40)
Adjustments[1]	$156 - $157	$ 168
Adjusted EBITDA	$143 - $146	$ 128

1 Represents estimated ranges for (a) acquisition and integration costs in connection with our acquisitions, charges related to employee termination benefits and other transition activities; (b) share-based compensation costs; (c) amortization of intangible assets acquired in business combinations and other customer portfolio and related asset acquisitions; and (d) adjustments to income tax expense/ (benefit) to reflect an effective corporate tax rate based on tax reform legislation. GAAP net loss per share uses Class A share counts and pro forma adjusted net income per share uses adjusted share counts as the denominator including an additional 55.8 million shares inclusive of Class B, C, D, unvested restricted units, and unvested options that are excluded from the GAAP basic share count. Currency assumptions based on year-to-date actual rates and current spot rates forward from November through December.